EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of William Lyon Homes (the Company) on Form 10-K for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Michael D. Grubbs, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/    MICHAEL D. GRUBBS

Michael D. Grubbs

Senior Vice President, Chief Financial

Officer and Treasurer

March 7, 2008

A signed original of this written statement required by Section 906 has been provided to William Lyon Homes and will be retained by William Lyon Homes and furnished to the Securities and Exchange Commission or its staff upon request.